Exhibit 1

CONSOLIDATED EDISON, INC.

UNDERWRITING AGREEMENT

December 3, 2024

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representative of the several Underwriters

Ladies and Gentlemen:

Consolidated Edison, Inc., a New York corporation, (the “Company”) and J.P. Morgan Securities LLC (“J.P. Morgan”), in its capacity as agent and affiliate of the Forward Purchaser (as defined below), J.P. Morgan (in such capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with J.P. Morgan Securities LLC, as representative (in such capacity, the “Representative”) of the several underwriters named in Schedule I hereto and each of such several underwriters named in Schedule I hereto (the “Underwriters”), with respect to, subject to Section 11 hereof, the sale by the Forward Seller, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Shares ($.10 par value) of the Company (“Common Stock”) set forth in Schedule I hereto under the heading “Number of Borrowed Shares to be Purchased from the Forward Seller” (the “Borrowed Shares”).

The Borrowed Shares and any Company Top-Up Shares (as defined in Section 11 hereof) are herein referred to collectively as the “Shares.” If the firms listed in Schedule I hereto include only the Representative listed in Schedule I hereto, then the terms “Underwriters,” “Underwriter” and “Representatives” as used herein shall each be deemed to refer to such single firm, and reference to “Underwriters” shall be revised as appropriate in the particular context to be reference to the single Underwriter.

As used herein, the term “Forward Sale Agreement” means the letter agreement dated the date hereof between the Company and JPMorgan Chase Bank, National Association (in such capacity, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Shares sold by the Forward Seller pursuant to this Underwriting Agreement (this “Agreement”).

The terms and rights of the Shares shall be as specified in or pursuant to the provisions of this Agreement and the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”). This Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

This Agreement will become effective with respect to the Shares at a point in time agreed to by the several Underwriters, the Forward Seller, the Forward Purchaser and the Company (the “Pricing Effective Time”), which for purposes of this Agreement means 4:30 p.m. (New York City time) on the date hereof. The Pricing Effective Time shall occur when the Preliminary Prospectus (as defined below) and the information set forth in Schedule II hereto (collectively, the “Pricing Disclosure Material”) shall be available for delivery or communication to purchasers. At the Pricing Effective Time, the several Underwriters propose to offer the Shares for sale upon terms and conditions set forth in the Prospectus (as defined in Section 1(a) hereof) and in the Pricing Disclosure Material.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters, the Forward Purchaser and the Forward Seller as of the Pricing Effective Time that:

(a) A registration statement (No. 333-264049) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act of 1933, as amended (the “Act”) against the Company or related to the offering of the Shares has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Shares and reflecting the terms of the Shares and plan of distribution arising from this Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to the Shares means the registration statement as deemed revised pursuant to Rule 430(B)(f)(1) under the Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such Section applies to the Company and the Underwriters for the Shares pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”). The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of any supplement filed pursuant to Rule 424. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement, as first filed with the Commission pursuant to Rule 424. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the material, if any, incorporated by reference therein.

(b) The documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when said further documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Registration Statement, any Permitted Free Writing Prospectus (as defined below) and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act; the Registration Statement as of the Effective Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (i) the Pricing Disclosure Material does not as of the Pricing Effective Time, (ii) the Prospectus will not, as of the Effective Date, (iii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iv) the Prospectus, as it may be amended or supplemented pursuant to Section 7 hereof, as of the Time of Delivery (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are or were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any information furnished by or on behalf of any Underwriter through the Representative, the Forward Purchaser or the Forward Seller for use in the Pricing Disclosure Material or the Prospectus, it being understood and agreed that the only such information so furnished consists of the statements described in Section 10 hereof. Any Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus.

(d) Except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, since the dates as of which information is given in the Basic Prospectus or in any Preliminary Prospectus, there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(e) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York. The Company has full power and authority to conduct its business and, except as described in the Registration Statement, the Pricing Disclosure Material and the Prospectus, possesses all material licenses and approvals necessary for the conduct of its business.

(f) The Company has an authorized capitalization as set forth in the Pricing Disclosure Material and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Forward Purchaser, constitutes or will constitute a valid and legally binding agreement, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles.

(i) The Company Top-Up Shares have been duly authorized, and, if and when delivered by the Company to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Pricing Disclosure Material and the Prospectus.

(j) A number of shares of Common Stock equal to at least two times the Number of Shares (as such term is defined in the Forward Sale Agreement) has been duly authorized and reserved for issuance in connection with any share settlement obligations under the Forward Sale Agreement, and the Common Stock initially issuable in connection with the settlement of the Forward Sale Agreement, when delivered to and paid for by the Forward Purchaser in accordance with the terms of the Forward Sale Agreement will be validly issued, fully paid and non-assessable.

(k) The issue and sale of any Company Top-Up Shares and the compliance by the Company with all of the provisions of the Shares, the Forward Sale Agreement, this Agreement and the consummation of the transaction herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Certificate of Incorporation or the Company’s by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, provided that in making the forgoing representation, the Company assumes that the Underwriters comply with the requirements of the foreign laws described in the Prospectus under the headings “Notices to Investors—European Economic Area,” “Notices to Investors—United Kingdom,” “Notices to Investors—Japan,” “Notices to Investors—Australia” and “Notices to Investors—Canada.” No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of any Company Top-Up Shares or the consummation by the Company of the other transactions contemplated by this Agreement or the Forward Sale Agreement except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and provided, that, with respect to registration under the Act of any Common Stock issued and delivered by the Company under the Forward Sale Agreement and subject to Section 10 thereof, the Forward Purchaser uses such Common Stock, directly or indirectly, solely for the purpose of delivery to securities lenders from whom the Forward Seller borrowed Common Stock in connection with hedging the Forward Purchaser’s exposure in connection with the Forward Sale Agreement as contemplated in the Forward Letter (as defined in the Forward Sale Agreement).

(l) Other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Material and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The consolidated financial statements of the Company and its subsidiaries set forth in the Registration Statement, the Pricing Disclosure Material and the Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

(n) With respect to the Registration Statement, the conditions for the use of Form S-3 were satisfied by the Company.

(o) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been instituted or threatened by the Commission.

(p) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) filed within three years of the Pricing Effective Time; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and the Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case as defined in Rule 405) at the “determination dates” (described in such definitions) relevant to the offering and sale of the Shares under the Registration Statement.

(q) The documents incorporated by reference in the Pricing Disclosure Material or the Prospectus do not include non-GAAP financial measures within the meaning of Regulation G or Item 10 of Regulation S-K of the Commission, with the exception of the measures “adjusted earnings” and “adjusted earnings per share” which are described immediately before Item 1 in the Company’s most recent Annual Report on Form 10-K.

(r) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(s) The Company intends to use the net proceeds that it receives upon settlement of the Forward Sale Agreement and any proceeds that it receives from the sale of any Company Top-Up Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company assessed the effectiveness of its internal control over financial reporting as of the end of the period covered by its most recent Annual Report on Form 10-K filed with the Commission and, based on such assessment, concluded that it had effective internal control over financial reporting. In addition, there was no change in the Company’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in its internal controls over financial reporting.

(u) The Company maintains disclosure controls and procedures to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it submits to the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and such disclosure controls and procedures. The Company evaluated its disclosure controls and procedures as of the end of the period covered by its most recent periodic report filed with the Commission pursuant to Section 13 of the Exchange Act and, based on such evaluation, concluded that the controls and procedures were effective to provide such reasonable assurance.

(v) There is and has been no failure on the part of the Company and to the knowledge of the Company there has been no failure on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(w) The interactive data files in eXtensible Business Reporting Language included as exhibits in documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when such incorporated documents were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

2. Representations and Warranties of the Forward Seller. The Forward Seller represents and warrants to, and agrees with, each Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by the Forward Seller.

(b) The Forward Sale Agreement entered into by the Forward Seller or its affiliate as Forward Purchaser has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery thereof by the Company, constitutes a valid and binding agreement, enforceable against the Forward Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles.

(c) The Forward Seller will, at the Time of Delivery, have the free and full right, power and authority to transfer any Borrowed Shares to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and full right, power and authority to transfer any such Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d) The Forward Seller represents and warrants to, and agrees with, each Underwriter that it is acting solely as an agent for the Forward Purchaser in connection with the transactions contemplated hereby.

3. Agreements on Use of Free Writing Prospectuses. The Company, the Forward Seller and the Underwriters make the following agreements and representations with respect to the use of “free writing prospectuses,” as defined in Rule 405 under the Act:

(a) The Company represents and agrees that it has not made and without the consent of the Representative and the Forward Seller it will not make any offer relating to any Shares that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus; each Underwriter represents and agrees that, without the consent of the Company, the Forward Seller and the Representative, it will not make any offer relating to the Shares that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 and any free writing prospectus, the use of which has been consented to by the Company, the Forward Seller and the Representative, shall be listed on Schedule III hereto (a “Permitted Free Writing Prospectus”).

(b) The Company will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus including timely Commission filing and legending.

(c) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and the Forward Seller and, if requested by the Representative or the Forward Seller, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative, the Forward Purchaser or the Forward Seller, expressly for use therein.

(d) The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Material would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify the Representative so that any use of the Pricing Disclosure Material may cease until it is amended or supplemented.

4. Agreements to Sell and Purchase. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, the Forward Seller (with respect to the Borrowed Shares) and the Company (with respect to any Company Top-Up Shares), severally and not jointly, agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Shares) and the Company (with respect to any Company Top-Up Shares) the respective number of Shares set forth in Schedule I hereto opposite such Underwriter’s name at a purchase price of $96.66 per share (the “Purchase Price”).

(b) If (i) any of the representations and warranties of the Company contained in Section 1 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Time of Delivery as if made as of the Time of Delivery, (ii) the Company has not performed in all material respects all of the obligations required to be performed by it under this Agreement at or prior to the Time of Delivery, (iii) any of the conditions set forth in Section 9 hereof have not been satisfied at or prior to the Time of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 14 at or prior to the Time of Delivery, or (v) the Company has not delivered to the Forward Purchaser an opinion of counsel pursuant to Section 4(a)(vii) of the Forward Sale Agreement, at or prior to the Time of Delivery, the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters at the Time of Delivery the Borrowed Shares. In addition, in the event that, in the Forward Purchaser’s commercially reasonable judgment, (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of Borrowed Shares, or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters at the Time of Delivery the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost;

provided, however, that if the Company exercises its option pursuant to Section 4(b) of such Forward Sale Agreement to terminate the Transaction (as defined in the Forward Sale Agreement), then the Forward Seller shall not borrow and deliver for sale any Borrowed Shares to the Underwriters at the Time of Delivery.

(c) If the Forward Seller elects, pursuant to Section 4(b) hereof, not to borrow and deliver for sale to the Underwriters at the Time of Delivery the total number of Borrowed Shares, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Time of Delivery.

5. Public Offering by the Underwriters. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Agreement in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public upon the terms set forth in the Pricing Disclosure Material and the Prospectus.

6. Payment and Delivery. The Forward Seller (with respect to the Borrowed Shares) and the Company (with respect to any Company Top-Up Shares) will deliver such Shares to or as instructed by the Representative for the accounts of the several Underwriters against payment of the Purchase Price by the Underwriters to the Forward Seller or the Company, as applicable, by wire transfer in immediately available funds, at 10:00 a.m. on December 5, 2024, or such date and time as shall be agreed upon by the Representative, the Forward Seller and the Company. The time and date of such payment are hereinafter referred to as the “Time of Delivery.” The Time of Delivery may be postponed pursuant to Section 11(a) hereof.

7. Covenants of the Company. The Company agrees with each of the Underwriters, the Forward Purchaser and the Forward Seller:

(a) To prepare the Prospectus specifically relating to the Shares in a form approved by the Representative and the Forward Seller and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; after the date of this Agreement and prior to the Time of Delivery, to make no amendment or supplement to the Registration Statement, the Pricing Disclosure Material or the Prospectus to which the Representative and the Forward Seller shall reasonably object in writing promptly after reasonable notice thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares, and during the same period to advise the Representative and the Forward Seller, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or mailed for filing, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use promptly the Company’s best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Representative and the Forward Seller may reasonably request to qualify any Shares for offering and sale under the securities laws of such jurisdictions as the Representative and the Forward Seller may request and to comply with those laws so as to permit the continuance of sales and dealings therein in those jurisdictions for as long as may be necessary to complete the distribution of any Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To deliver to the Representative and the Forward Seller three signed or conformed copies of the Registration Statement, and each amendment thereto, including exhibits thereto and documents incorporated by reference therein, and to furnish to the Underwriters and the Forward Seller written and electronic copies of the Pricing Disclosure Material, the Prospectus, and each amendment or supplement thereto, in such quantities as the Representative and the Forward Seller may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time during the nine-month period following the Time of Delivery in connection with the offering or sale of the Shares and if at that time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and the Forward Seller and upon their request to file the document and to prepare and furnish without charge to the Underwriters and the Forward Seller and to any dealer in securities as many copies as the Representative or the Forward Seller may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct the statement or omission or effect compliance;

(d) To make generally available to the Company’s security holders (as set forth in Rule 158(c) under the Act) as soon as practicable, but in any event not later than eighteen months after the Effective Date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder; and

(e) During a period of ninety days after the date of this Agreement, the Company will not, without prior written consent of the Representative and the Forward Seller, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, its Common Stock, except for Common Stock issued pursuant to this Agreement, upon conversions of the Company’s outstanding securities in accordance with their terms, or in connection with the Forward Sale Agreement or the Company’s dividend reinvestment, employee stock purchase and long-term incentive plans.

8. Expenses. The Company covenants and agrees with the several Underwriters and the Forward Seller that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and of the Pricing Disclosure Material (including any Permitted Free Writing Prospectus) and the mailing and delivering of copies thereof to the Underwriters, the Forward Purchaser and the Forward Seller and dealers; (ii) the cost of typing, printing or producing this Agreement, the Forward Sale Agreement, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of any Company Top-Up Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and any legal investment survey; (iv) the cost of preparing any Company Top-Up Shares; (v) all expenses in connection with the listing of the Shares on any stock exchange or any filing fee with the Financial Industry Regulatory Authority, Inc.; (vi) all expenses incurred by the Company or the Underwriters in connection with any “road show” presentation to potential investors; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8, or in Section 10 and Section 14(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Underwriters, (i) to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, and (ii) to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time period prescribed for such filings by, and otherwise in compliance with, Rule 433 under the Act to the extent so required; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares, shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission since the date on which the Registration Statement became effective shall have been complied with to the reasonable satisfaction of the Representative.

(b) At the Time of Delivery, Hunton Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to the Underwriters, the Forward Purchaser and the Forward Seller such opinion or opinions, dated the Time of Delivery, with respect to the Shares, the Registration Statement, the Pricing Disclosure Material, the Prospectus, and such other related matters as the Representative, the Forward Purchaser and the Forward Seller may reasonably request.

(c) At the Time of Delivery, counsel for the Company, which may be the General Counsel, Vice President, Legal Services or Vice President and Corporate Secretary of either the Company or Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) and/or a law firm to which the Representative and the Forward Seller do not reasonably object, shall have furnished to the Underwriters, the Forward Purchaser and the Forward Seller his or her written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative and the Forward Seller, to the effect that:

(i) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York and has full power and authority to conduct its business and, except as described in the Registration Statement or in the Prospectus as then amended or supplemented, to the best of his or her knowledge possesses all material licenses and approvals necessary for the conduct of its business;

(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus and all of the issued Common Stock has been duly and validly authorized and issued and is fully paid and non-assessable;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) The Forward Sale Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Forward Purchaser, the Forward Sale Agreement constitutes a valid and legally binding agreement, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v) The Company Top-Up Shares have been duly authorized, and, if and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any shareholder of the Company (provided, however, that this subsection (v) of this Section 9(c) shall not be required to be included in the opinion if no Company Top-Up Shares are required to be delivered in accordance with this Agreement);

(vi) A number of shares of Common Stock equal to at least two times the Number of Shares (as such term is defined in the Forward Sale Agreement) has been duly authorized and reserved for issuance in connection with any share settlement under the Forward Sale Agreement and the Common Stock initially issuable in connection with the settlement of the Forward Sale Agreement, when delivered to and paid for by the Forward Purchaser in accordance with the terms of the Forward Sale Agreement, will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to preemptive or other similar rights of any shareholder of the Company;

(vii) (I) The issue and sale of the Company Top-Up Shares and (II) the compliance by the Company with all of the provisions of the Shares, the Forward Sale Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any statute, agreement or instrument known to him or her to which the Company or any Subsidiary is a party or by which it or any Subsidiary is bound or to which any of the property of the Company or any Subsidiary is subject, (B) any order, rule or regulation known to him or her of any court, governmental agency or body having jurisdiction over the Company or any of its properties, except in each of (A) and (B) for such conflicts, defaults or breaches as would not have a Material Adverse Effect; or (C) the Company’s Certificate of Incorporation or by-laws (provided, however, that subsection (vii)(I) of this Section 9(c) shall not be required to be included in the opinion if no Company Top-Up Shares are required to be delivered in accordance with this Agreement);

(viii) No consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Forward Sale Agreement, except: (A) such as have been obtained under the Act; and (B) such consents, approvals, authorizations, registrations or qualifications, as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and provided, that, with respect to registration under the Act of any Common Stock issued and delivered by the Company under the Forward Sale Agreement and subject to Section 10 thereof, the Forward Purchaser uses such Common Stock, directly or indirectly, solely for the purpose of delivery to securities lenders from whom the Forward Seller borrowed Common Stock in connection with hedging the Forward Purchaser’s exposure in connection with the Forward Sale Agreement as contemplated in the Forward Letter (as defined in the Forward Sale Agreement);

(ix) The Registration Statement on the date of this Agreement complied (exclusive of any Form T-1, as to which he or she need express no opinion or belief) and any Permitted Free Writing Prospectus and the Prospectus (other than the financial statements and related schedules included or incorporated by reference therein, as to which he or she need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and the documents incorporated by reference in the Prospectus at the Time of Delivery (other than the financial statements and related schedules therein, as to which he or she need express no opinion or belief) when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

(x) In the case of an opinion rendered by the General Counsel or Vice President, Legal Services or Vice President and Corporate Secretary of either the Company or Con Edison of New York, he or she has no reason to believe, and in the case of an opinion rendered by a law firm, no facts came to their attention which caused them to believe, that (A) the Registration Statement on the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Pricing Disclosure Material at the Pricing Effective Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (C) the Prospectus as of the date thereof contained, or as of the Time of Delivery contains, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(xi) The statements contained in the Pricing Disclosure Material and the Prospectus under the caption “Description of Common Shares,” insofar as said statements constitute a summary of the documents referred to therein and the New York Business Corporation Law applicable to the Shares, are accurate and fairly present the information required to be shown; to the best of his or her knowledge, there are no legal or governmental proceedings pending, or contemplated by governmental authorities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (including without limitation, any proceeding by the Commission for a stop order or pursuant to Section 8A of the Act) which, in any such case, are required by the Act or the Exchange Act or the rules and regulations thereunder to be described in the Prospectus or the documents incorporated by reference therein that are not described as so required; and he or she does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required; and

(xii) (A) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Material and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; (B) except as otherwise described in the Pricing Disclosure Material and Prospectus, all of the issued and outstanding common stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of his or her knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the outstanding shares of common stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition in rendering its opinions in subparagraphs (c)(ix) and (c)(x) above, such counsel may assume that “the earlier of the date the Prospectus is first used or the date of the first contract of sale of the Shares” is the date of this Agreement unless the Representative shall advise that such event occurred on a different date that it shall specify, in which case the phrase “the date of this Agreement” in such opinions shall be replaced by the date so identified.

In rendering the foregoing opinions set forth in Section 9(c) above, in the case of an opinion rendered by the General Counsel or Vice President, Legal Services or Vice President and Corporate Secretary of either the Company or Con Edison of New York, such counsel may state that (i) such counsel does not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States of America and (ii) with respect to all matters of the laws of the State of New York, such counsel has received advice, satisfactory to such counsel, from New York counsel in the Law Department of the Company admitted in such jurisdiction.”

(d) At the Time of Delivery, Allen Overy Shearman Sterling US LLP, counsel for the Company, shall have furnished to the Underwriters, the Forward Purchaser and the Forward Seller a written opinion (which may note that it is not an expert in matters relating to the regulation of energy or public utilities), dated the Time of Delivery, in form and substance satisfactory to the Representative, the Forward Purchaser and the Forward Seller, to the effect that:

(i) The description of the U.S. federal income and estate tax consequences set forth in the Pricing Disclosure Material and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences for Non-U.S. Holders,” insofar as such description constitutes a statement of U.S. federal income and estate tax law or legal conclusions and subject to the limitations and conditions described therein, is accurate in all material respects;

(ii) The Company (a) has the corporate power to execute, deliver and perform the Forward Sale Agreement, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Forward Sale Agreement, and (c) has duly executed and delivered the Forward Sale Agreement;

(iii) Assuming due authorization, execution and delivery thereof by the Forward Purchaser, the Forward Sale Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and

(iv) On the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we have not been requested to comment), as of the date of this Agreement, contained an untrue statement of material fact required or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Material (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the Pricing Effective Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Representative shall have received at or prior to the Pricing Effective Time on, and dated, the date of this Agreement, and at or prior to the Time of Delivery on, and dated, the date thereof, a letter from PricewaterhouseCoopers LLP addressed to the Representative substantially in the form and to the effect theretofore supplied to and deemed satisfactory by the Representative.

(f) Since the respective dates as of which information is given in the Pricing Disclosure Material and the Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company, or in or affecting the business prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (taken as a whole), other than as set forth or contemplated in the Pricing Disclosure Material and the Prospectus as of the date of this Agreement, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus.

(g) Subsequent to the Pricing Effective Time (i) no downgrading or withdrawal shall have occurred in the rating accorded any securities of the Company or Con Edison of New York by Moody’s Investors Service Inc., S&P Global Ratings, a division of S&P Global Inc. or Fitch Ratings, Inc., and (ii) neither Moody’s Investors Service Inc., S&P Global Ratings nor Fitch Ratings, Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of the Company or Con Edison of New York.

(h) Subsequent to the Pricing Effective Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally, or in the Company’s securities, on the New York Stock Exchange LLC (“New York Stock Exchange”); (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the declaration of a war directly involving the United States of America, or the occurrence of any other national or international calamity or crisis, or the outbreak or escalation of any conflict involving the armed forces of the United States of America, if the effect of any such event specified in this Section 9(h) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus.

(i) The Company shall have furnished or caused to be furnished to the Representative, the Forward Purchaser and the Forward Seller at the Time of Delivery a certificate or certificates of officers of the Company satisfactory to the Representative, the Forward Purchaser and the Forward Seller, as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a) (the statement that no stop order or proceeding for that purpose, or under Section 8A, has been “threatened” by the Commission may be qualified by the phrase “to the best of our knowledge,”) (f) and (g) (item (ii) may be qualified by the phrase “to the best of our knowledge”) of this Section 9.

(j) The Company Top-Up Shares (if any) to be issued and sold by the Company hereunder at the Time of Delivery, and the shares of Common Stock issuable in connection with the settlement of the Forward Sale Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

10. Indemnity and Contribution. (a) The Company will indemnify each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective directors and officers, their respective Affiliates as such term is defined in Rule 501(b) under the Act, the selling agents of any Underwriter and each person, if any, who controls such Underwriter, the Forward Purchaser or the Forward Seller, within the meaning of Section 15 of the Act (the “Underwriter Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, or other free writing prospectus used by the Company, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending any such action or claims, promptly as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with any information furnished by or on behalf of the Underwriters, it being understood and agreed that the only such information so furnished consists of the sixth paragraph, the seventeenth paragraph and the eighteenth paragraph under the caption “Underwriting (Conflicts of Interest)” beginning on page S-16 of the Prospectus Supplement (collectively, the “Underwriter Information”).

(b) (i) Each Underwriter, severally and not jointly, will indemnify the Company and its directors and officers and each person, if any, who controls the Company, within the meaning of Section 15 of the Act (the “Company Indemnified Parties”) and hold it harmless against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information; and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

(ii) The Forward Seller will indemnify the Company Indemnified Parties and hold it harmless against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with any information furnished by or on behalf of the Forward Seller or its affiliated Forward Purchaser, it being understood and agreed that the only such information furnished by the Forward Seller or the Forward Purchaser consists of the statement regarding affiliations with the Underwriter on the cover page of the Prospectus; and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under said subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under said subsection and to the extent it is not materially prejudiced as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under said subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of its counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the reasonable judgment of the indemnified party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter Indemnified Parties shall be designated in writing by the Representative and any such separate firm for the Company Indemnified Parties shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold an indemnified party harmless under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of said losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Purchaser and the Forward Seller on the other from the offering of the Shares to which said loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, the Forward Purchaser and the Forward Seller on the other in connection with the statements or omissions that resulted in said losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, the Forward Purchaser and the Forward Seller on the other shall be deemed to be in the same proportion as (A) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by the Company (which proceeds, for purposes of this calculation, shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement, assuming Physical Settlement (as such term is defined in the Forward Sale Agreement) thereof on the Effective Date (as such term is defined in the Forward Sale Agreement)), (B) in the case of the Underwriters, the difference between (x) the aggregate price to the public received by the Underwriters from the sale of the Shares and (y) the aggregate price paid by the Underwriters for the Shares purchased pursuant to this Agreement, and (C) in the case of the Forward Purchaser and the Forward Seller, the spread received by the

Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate public offering price of the Shares as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, the Forward Purchaser or the Forward Seller on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters, the Forward Purchaser and the Forward Seller were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter, Forward Purchaser or Forward Seller (except as may be provided in any agreement among the Underwriters, the Forward Purchaser and the Forward Seller relating to the offering of the Shares) shall be required to contribute any amount in excess of the amount, by which, with respect to the Underwriters, the total price at which the Shares underwritten by it and distributed to the public were offered to the public, or with respect to the Forward Seller and the Forward Purchaser, the spread received by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, exceeds the amount of any damages that said Underwriters, Forward Purchaser or Forward Seller have otherwise been required to pay by reason of said untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint. The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability that the Company may otherwise have and the obligations of the Underwriters, the Forward Purchaser and the Forward Seller under this Section 10 shall be in addition to any liability that the respective Underwriters, the Forward Purchaser or the Forward Seller may otherwise have.

11. Issuance and Sale by the Company. (a) In the event that the Forward Seller, pursuant to Section 4(b), does not borrow and deliver for sale to the Underwriters at the Time of Delivery the total number of Borrowed Shares, then the Company shall issue and sell to the Underwriters in whole but not in part an aggregate number of shares of Common Stock equal to the number of Borrowed Shares that the Forward Seller does not so borrow and deliver for sale. In connection with any such issuance and sale by the Company, the Company or the Representative each shall have the right to postpone the Time of Delivery for a period not exceeding three business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Shares are referred to herein as the “Company Top-Up Shares.”

(b) Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not borrow and deliver for sale to the Underwriters at the Time of Delivery pursuant to Section 4(b).

12. Default by One or More of the Underwriters. If, at the Time of Delivery, any one or more of the Underwriters shall default in its obligation to purchase any of the Shares, and the aggregate number of the Shares set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I hereto is not more than one-tenth of the aggregate number of the Shares, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Shares set forth opposite their respective names in Schedule I to this Agreement bears to the aggregate number of such Shares set forth opposite the names of all the non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Shares as to which the defaulting Underwriter or Underwriters so defaulted on that date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of the number of Shares without the written consent of that Underwriter. If, at the Time of Delivery, any Underwriter or Underwriters shall default in its or their obligation to purchase Shares and the aggregate number of Shares set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I hereto is more than one-tenth of the aggregate number of Shares, and arrangements satisfactory to the Underwriters and the Company for the purchase of said Shares are not made within 36 hours after the default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 8 and 10 hereof. In any such case, either the Underwriters or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of said Underwriter under this Agreement.

13. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters and the Forward Seller, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Forward Purchaser and the Forward Seller or any control person of any of them, or the Company, or any officer or Director or Trustee or control person of the Company, and shall survive delivery of and payment for the Shares and any termination of this Agreement.

14. Termination. (a) If any condition specified in Section 9 of this Agreement shall not have been fulfilled when and as required to be fulfilled thereunder, then this Agreement may be terminated by the Representative upon notice to the Company.

(b) If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Shares except as provided in Section 8 and Section 10 hereof; but, if for any other reason Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters and the Forward Seller for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters and the Forward Seller in making preparations for the purchase, sale and delivery of the Shares. Unless the cause for non-delivery shall be a matter within the reasonable control of the Company, the Company shall be under no further liability to any Underwriter with respect to the Shares except as provided in Section 8 and Section 10 hereof.

15. Reliance on Your Acts. In all dealings under this Agreement, the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

16. Notices. All statements, requests, notices and agreements under this Agreement shall be in writing, or, if promptly confirmed in writing, by telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: 1-212-622-8358; if to the Forward Purchaser or the Forward Seller, as the case may be, will be mailed, or telecopied to JPMorgan Chase Bank, National Association. 383 Madison Avenue, 6th Floor, New York, New York 10179, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, Facsimile: 1-866-886-4506; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Vice President and Treasurer.

17. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Forward Purchaser, the Forward Seller, the Company and, to the extent provided in Sections 10 and 13 hereof, the officers, directors and Trustees of the Company and each person, if any, who controls the Company, the Forward Seller, the Forward Purchaser or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of any Company Top-Up Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the purchase and sale of the Shares pursuant to this Agreement each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter, Forward Purchaser or Forward Seller has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, the Forward Purchaser or the Forward Seller, as the case may be, has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Forward Purchaser, the Forward Seller, the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with the purchase and sale of the Shares pursuant to this Agreement or the process leading thereto.

19. Recognition of the U.S. Special Resolution Regimes. (i) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Time is of Essence. Time shall be of the essence of this Agreement. As used herein the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

21. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.

22. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

23. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, and by the Forward Seller and the Forward Purchaser, this Agreement and such acceptance hereof, shall constitute a binding agreement among each of the Underwriters, the Forward Seller, the Forward Purchaser and the Company.

Very truly yours,

CONSOLIDATED EDISON, INC.

By:	/s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

Confirmed and Accepted as of the date hereof and on behalf of itself and each other Underwriter:

The Representative

J.P. MORGAN SECURITIES LLC

By:	/s/ Bobby Wiebe
Name: Bobby Wiebe
Title: Vice President

Confirmed and Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Managing Director

Acting in its capacity as Forward Seller

Confirmed and Accepted as of the date hereof:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties, agreement and

indemnities set forth in this Agreement

By:	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Managing Director

SCHEDULE I

Underwriters	Number of Borrowed Shares to be Purchased from the Forward Seller
J.P. Morgan Securities LLC	7,000,000
TOTAL	7,000,000

Schedule I

SCHEDULE II

Number of Shares Offered: 7,000,000 shares of Common Stock

Offering Price:	The initial public offering price per Share shall be, as to each investor, the price paid by such investor

Schedule II

SCHEDULE III

Permitted Free Writing Prospectus

•	None.

Schedule III